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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12
ZEBRA TECHNOLOGIES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT

Zebra Technologies Corporation

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2004

To the Stockholders of
Zebra Technologies Corporation:

        The Annual Meeting of Stockholders of Zebra Technologies Corporation (the "Company") will be held at 10:30 a.m., Central time, on Thursday, June 3, 2004, at the Hilton Northbrook, 2855 North Milwaukee Avenue, Northbrook, Illinois, for the following purposes:

  (1)
  To elect two directors;

  (2)
  To approve the amendment to the Company's Certificate of Incorporation to increase the total number of authorized shares of Class A Common Stock to 150,000,000;

  (3)
  To ratify the selection by the Audit Committee of KPMG LLP as the independent auditors of the Company's financial statements for the year ending December 31, 2004;

  (4)
  To consider a proposal by a stockholder, if properly presented at the Annual Meeting; and

  (5)
  To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

        The Board of Directors has fixed the close of business on April 8, 2004, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

                      By order of the Board of Directors,

                      Gerhard Cless
                       Secretary

Vernon Hills, Illinois
April [    ], 2004

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE FURNISHED FOR THAT PURPOSE OR VOTE OVER THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD.

Zebra Technologies Corporation
333 Corporate Woods Parkway
Vernon Hills, Illinois 60061
(847) 634-6700

PROXY STATEMENT

        The accompanying Proxy is solicited by the Board of Directors of Zebra Technologies Corporation, a Delaware corporation ("Zebra," or the "Company"), for use at the Annual Meeting of Stockholders. The Annual Meeting will be held at 10:30 a.m., Central time, on Thursday, June 3, 2004, at the Hilton Northbrook, 2855 North Milwaukee Avenue, Northbrook, Illinois, and any adjournments thereof. The Company is releasing this Proxy Statement and the accompanying form of proxy to stockholders on or about April [    ], 2004.

VOTING SECURITIES; PROXIES; REQUIRED VOTE

        Voting Securities—The Board of Directors fixed the close of business on April 8, 2004, as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the Record Date, the Company had outstanding [                        ] shares of Class A Common Stock, par value $.01 per share. Holders of Class A Common Stock are entitled to one vote per share.

        Proxies—The Board of Directors of the Company selected Edward L. Kaplan, Gerhard Cless, and Noel Elfant to serve as proxies for the Annual Meeting. Messrs. Kaplan and Cless are directors and executive officers of the Company. Mr. Elfant is Vice President and General Counsel of the Company. Most stockholders have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please check your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telecommunication and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for stockholders of record will close at 11:59 PM, Eastern Time, on June 2, 2004. The Internet and telephone voting procedures have been designed to authenticate stockholders by use of a control number and to allow you to vote your shares and to confirm that your instructions have been properly recorded. Each executed and returned proxy card will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each stockholder giving a proxy (by executing the proxy card, over the Internet or by telephone) has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (1) an instrument revoking the proxy or (2) a proxy bearing a later date (which can be done by mail, over the Internet or by telephone). Additionally, a stockholder may change or revoke a previous proxy by voting in person at the Annual Meeting.

        Required Vote—At the Annual Meeting, (1) a plurality of the votes cast in person or by proxy is required to elect directors; (2) the affirmative vote of holders of a majority of the issued and outstanding shares of the Common Stock is required to amend the Company's Certificate of Incorporation; and (3) the affirmative vote of holders of a majority of the votes cast affirmatively or negatively, in person or by proxy, is required to approve Proposals 3 and 4. Stockholders are not allowed to cumulate their votes in the election of directors.

        The required quorum for the transaction of business at the Annual Meeting will be a majority of the shares of Common Stock issued and outstanding on the Record Date. Abstentions and broker non-votes will be included in determining the presence of a quorum. With respect to the proposal to amend the Company's Certificate of Incorporation, abstentions and broker non-votes will have the same effect as votes against such proposal. Neither abstentions nor broker non-votes will have any effect on the voting to elect directors, approve the stockholder proposal, or ratify the appointment of KPMG LLP.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Board of Directors presently consists of six directors, four of which are independent under The NASDAQ Stock Market listing requirements and two of which are executive officers of the Company. Each nominee for election as director currently serves as a director of the Company.

        If at the time of the Annual Meeting any of the nominees is unable or declines to serve, the persons named in the proxy will, at the direction of the Board of Directors, either vote for the substitute nominee or nominees which the Board of Directors recommends or vote to allow the vacancy created thereby to remain open until filled by the Board. The Board of Directors has no reason to believe that any nominee will be unable or will decline to serve as a director if elected.

        Nominees for Election as Directors—The Company has a Board of Directors that is divided into three separate classes, with one class being elected each year to serve a staggered three-year term. The terms of the Class II Directors expire at this Annual Meeting, and two directors will be elected at the Annual Meeting to serve as Class II Directors for a three-year term expiring at the Annual Meeting in 2007 or until their successors are duly elected and qualified. The Board of Directors has proposed the following nominees for election at the Annual Meeting: Gerhard Cless and Michael A. Smith.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF GERHARD CLESS AND MICHAEL A. SMITH TO SERVE AS DIRECTORS OF THE COMPANY.

        The following table sets forth information regarding the nominees for directors and other directors who will serve as directors in the classes and for the terms specified below:

Name	Age	Position with Company	Director Since	Term to Expire
Nominees for Directors
Class II Directors
Gerhard Cless	64	Executive Vice President, Secretary, Director	1969	2007	*
Michael A. Smith	49	Director	1991	2007	*
*Current term expires at this Annual Meeting.
Continuing Directors
Class I Directors
Ross W. Manire	52	Director	2003	2006
Dr. Robert J. Potter	71	Director	2003	2006
Class III Directors
Edward L. Kaplan	61	Chairman and Chief Executive Officer	1969	2005
Christopher G. Knowles	61	Director	1991	2005

  Nominees for Directors

        Gerhard Cless is Executive Vice President and Secretary, as well as a co-founder, of Zebra and has served as a director since 1969. He served as Executive Vice President for Engineering and Technology of Zebra from February 1995 to June 1998, after having served as Senior Vice President of Engineering since 1969. Mr. Cless served as Treasurer of Zebra until 1991. Since 1969, he has been active with

Zebra where he has directed the development of numerous label printers and maintained worldwide technology/vendor relationships. Prior to founding Zebra, Mr. Cless was a research and development engineer at Teletype Corporation's printer division. Mr. Cless received an MSME degree from Esslingen, Germany and has done graduate work at the Illinois Institute of Technology. The Cless Technology Center, Zebra's 57,000 square foot product development and research facility, is named in honor of Mr. Cless.

        Michael A. Smith has served as a director of Zebra since 1991. He is Chairman, Chief Executive Officer and founder of FireVision L.L.C., which was formed in December 1999. From 1998 to 1999, Mr. Smith was Senior Managing Director and head of the Chicago and Los Angeles offices of the Mergers & Acquisitions Department of NationsBanc Montgomery Securities and its successor entity, Banc of America Securities, LLC. He was Senior Managing Director and co-head of the Mergers and Acquisitions Department of BancAmerica Robertson Stephens from September 1997 to August 1998. Previously, Mr. Smith was co-founder and head of the investment banking group, BA Partners, and its predecessor entity, Continental Partners Group, since 1989. His previous positions include Managing Director, Corporate Finance Department, for Bear, Stearns & Co. (1982 to 1989) and Vice President and Manager of the Eastern States and Chicago Group Investment Banking Division of Continental Bank (1977 to 1982). Mr. Smith graduated Phi Beta Kappa from the University of Wisconsin and received an MBA from the University of Chicago. Mr. Smith is the Chair of the Audit Committee and a member of the Nominating Committee.

  Continuing Directors

        Ross W. Manire has been a director of Zebra since July 2003. He is Chairman and Chief Executive officer of Clearlinx Network Corporation, a wireless networking company, a position held since September 2002. Previously, Mr. Manire was President of the Enclosure Systems Division of Flextronics International, Ltd., an electronics contract manufacturer, from September 2000 to August 2002. He was President and Chief Executive Officer of Chatham Technologies, Inc., an electronic packaging systems manufacturer that merged with Flextronics in September 2000. Prior to joining Chatham, he was Senior Vice President of the Carrier Systems Business Unit of 3Com Corporation, a provider of networking equipment and solutions. He served in various executive positions with U.S. Robotics, including Chief Financial Officer, Senior Vice President of Operations, and Senior Vice President of the Network Systems Division prior to its merger with 3Com. Mr. Manire was also a partner at Ernst & Young. He holds a BA degree from Davidson College and an MBA from the University of Chicago. He is a member of the Board of Directors of Medsource Technologies, Inc. (a provider of surgical and medical products). Mr. Manire is a member of the Audit Committee.

        Dr. Robert J. Potter has been a director of Zebra since July 2003. He currently heads R. J. Potter Company, a Dallas area firm providing business and technical consulting since 1990. From 1987 to 1990, Dr. Potter was President and CEO of Datapoint Corporation, a leader in network-based data processing. Prior to Datapoint, Dr. Potter was group vice president of Nortel Networks, senior vice president of International Harvester, president of the Office Systems Division of Xerox and research manager of IBM. He is an honors graduate from Lafayette College and holds a Ph.D. in optics from the University of Rochester, specializing in fiber optics. He is a fellow of the Optical Society of America and has written more than 50 articles for various scientific, technical and business publications, including the first description of optical character recognition in an encyclopedia. He is a member of the Board of Directors of Molex, Incorporated (a designer and manufacturer of electrical connectors, terminals and related items), and of Cree, Inc. (a developer and manufacturer of semiconductor materials and devices). Dr. Potter is on the Board of Trustees of the Illinois Institute of Technology. He is a member of the Compensation Committee.

        Edward L. Kaplan is Chief Executive Officer and Chairman, as well as a co-founder, of Zebra and has served as a director since 1969. He served as President of Zebra from its formation until

February 1995, from April 1997 to April 1998 (on an interim basis) and again from September 2001 to February 2002. Mr. Kaplan also served as Chief Financial Officer of Zebra from its formation until 1991. Mr. Kaplan began his career as a project engineer for Seeburg Corporation, later joining Teletype Corporation as a mechanical engineer performing research and development in the Printer Division. In 1969, he and Gerhard Cless founded Zebra, then known as Data Specialties, Inc. Mr. Kaplan received a BS in Mechanical Engineering from the Illinois Institute of Technology (graduating Tau Beta Pi), an MBA from the University of Chicago and is an NDEA Fellow of Northwestern University. He is on the Board of Trustees of the Illinois Institute of Technology.

        Christopher G. Knowles has served as a director of Zebra since 1991. Mr. Knowles served as Chief Executive Officer of Insurance Auto Auctions, Inc. from 1998 to 2000, and President and Chief Operating Officer from 1994 until 1996. In 1994 Insurance Auto Auctions, Inc. acquired Underwriters Salvage Company, a company Mr. Knowles joined in 1980 as its Chairman of the Board and Chief Executive Officer. In 1976, he became a Vice President of Allied Van Lines and later became Division Vice President in charge of Allied's Household Goods Division, the largest division of that company. Mr. Knowles received his BA degree from Indiana University. He is the Chair of the Compensation Committee and a member of the Audit and Nominating Committees.

        Board Meetings in 2003—The Board of Directors met four times during 2003. Each director attended 75% or more of the total number of meetings of the Board of Directors and the Board committees on which he served. As a general matter, Board members are expected to attend the Company's annual meetings. All of the directors at the time of last year's annual meeting were in attendance.

        Corporate Governance Improvements—The Board of Directors (the "Board") has been carefully following the corporate governance developments that have been taking place as a result of corporate scandals and the adoption of the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley Act"), the rules adopted thereunder by the Securities and Exchange Commission ("SEC"), new governance rules proposed and/or adopted by the SEC, new listing requirements of The NASDAQ Stock Market and other corporate governance recommendations. In 2003 the Board established two new committees composed entirely of independent directors, namely, the Compensation Committee and the Nominating Committee. In 2003, the Board also adopted a new charter for its Audit Committee and new Corporate Governance Guidelines. Charters for the Audit Committee and Nominating Committee and the Corporate Governance Guidelines are available on the investor page of Zebra's web site at www.zebra.com. Please note that the information on the Zebra web site is not incorporated by reference in this Proxy. In addition, the Nominating Committee, at the direction of the Board, conducted a search for new qualified independent directors in 2003. As a result of that search, the Board appointed Ross W. Manire and Dr. Robert J. Potter to the Board in 2003.

        The new Corporate Governance Guidelines address the Board's composition, qualifications and functions, director education, minimum required stock ownership by directors, and management succession.

        Nominating Committee.    The Nominating Committee is comprised of two independent directors: Messrs. Knowles, Chair, and Smith. In accordance with the new listing requirements of The NASDAQ Stock Market, the Nominating Committee determines nominees for election to the Board of Directors.

        The Nominating Committee believes that candidates for Board membership must exhibit certain minimum characteristics: good business judgment and an even temperament, high ethical standards, and a healthy view of the relative responsibilities of a board member and management. Board members shall be independent thinkers, articulate and intelligent. The Nominating Committee's Charter sets forth additional criteria that the Committee considers important, including experience as a board member of another publicly traded company, experience in industries or with technologies relevant to the Company, accounting or financial reporting experience, or such other professional experience as the Committee shall determine shall qualify an individual for Board service.

        In selecting candidates and approving nominees for open Board positions, the Nominating Committee will make every effort to ensure that the Board and its committees include at least the minimum number of independent directors, as that term is defined and as may be required by the Sarbanes-Oxley Act and applicable standards promulgated by The NASDAQ Stock Market and the SEC, and any other applicable requirements.

        In addition, the Nominating Committee shall make every effort to ensure that at least one director be a financial expert, as that term is defined by the Sarbanes-Oxley Act and applicable standards promulgated by The NASDAQ Stock Market and the SEC.

        The Company's policy is not to discriminate on the basis of race, gender or ethnicity. The Nominating Committee is supportive of any qualified candidate who would also provide the Board with more diversity.

        The Nominating Committee will consider candidates for the Board from any reasonable source, including stockholder recommendations. The Nominating Committee does not evaluate candidates differently based on who has made the proposal. Stockholders who wish to suggest qualified candidates should write to Christopher Knowles, Chair of the Nominating Committee, at Zebra's headquarters' address. These recommendations should include detailed biographical information concerning the nominee, his or her qualifications to become a member of the Board, and a description of any relationship the nominee has to the stockholder making the recommendation or to other stockholders of the Company. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director, subject to the candidate's due diligence of Zebra, should accompany any such recommendation. Stockholders who wish to nominate a director for election at an annual meeting of stockholders of the Company must comply with the Company's By-Laws regarding stockholder proposals and nominations.

        The Nominating Committee has the authority under its charter to hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. The Nominating committee did not pay a fee or engage the services of a third party in selecting Dr. Potter or Mr. Manire. Mr. Kaplan recommended Dr. Potter. Mr. Kaplan, a member of the Illinois Institute of Technology Board of Trustees, was impressed with Dr. Potter's leadership on the IIT Board of Trustees. After determining the need for a financial expert, the Board undertook a search and solicited recommendations from a variety of sources. Following a thorough review of numerous candidates, the Nominating Committee nominated Mr. Manire.

        Compensation Committee.    The Compensation Committee is comprised of two independent directors: Mr. Knowles, Chair, and Dr. Potter. The Compensation Committee determines the compensation of the Chief Executive Officer and all other executive officers of the Company. The Compensation Committee also administers the 1997 Stock Option Plan and determines the timing, terms and prices of options granted pursuant to the 1997 Stock Option Plan.

        Audit Committee.    The Audit Committee is comprised of Messrs. Smith, Chair, Knowles, and Manire. These three directors are independent in accordance with the new listing requirements of The NASDAQ Stock Market. This Committee met ten times during 2003. The Board has determined that Mr. Manire is an audit committee financial expert.

        Contacting the Board of Directors—Any stockholder who would like to contact members of the Board of Directors may do so by writing to the Office of the Secretary, Zebra Technologies Corporation, 333 Corporate Woods Parkway, Vernon Hills, Illinois 60061. Communications received in writing will be distributed to the Chairman or the other members of the Board, as appropriate, depending on the facts and circumstances outlined in the communication received.

        Compensation of Directors—For 2003, the Company paid each of its outside directors an annual retainer, which was paid on a quarterly basis. The retainer was $4,000 for each of the first three quarters and $6,250 for the fourth quarter. The Company also paid the following: $1,500 for each Board meeting; $1,000 for each meeting of the Audit Committee, the Compensation Committee or the Nominating Committee that occurred on the day of a Board meeting; and, after October 21, 2003, $1,500 for each in-person or telephonic meeting of the Audit Committee, the Compensation Committee or the Nominating Committee that did not occur on the day of a Board meeting (prior to October 21, 2003, the Directors were paid $1,000 for telephonic Committee Meetings). In addition to the fees described above, after October 21, 2003, the Chairs of the Audit Committee and Compensation Committee each received an additional $500 per meeting. Except where indicated, the fees described above were paid for meetings attended in person or by telephone. The directors were also reimbursed for out-of-pocket expenses for attending Board and Committee meetings.

        During 2003, the Company's outside directors received aggregate compensation as follows: Christopher Knowles, $41,000; Michael Smith, $38,500; Ross Manire, $21,500; Robert Potter, $19,500; and David Riley, $15,000 (Mr. Riley retired from the Board in June 2003). Employees of the Company are not separately compensated for their service as directors.

        In connection with joining the Company's Board of Directors in July 2003, Mr. Manire and Dr. Potter were each granted 21,356 non-qualified stock options under the Company's 2002 Non-Employee Director Stock Option Plan. Of these options, 3,356 vested as of July 17, 2003, 6,000 vested in February 2004, and the remaining options vest in annual increments of 6,000, beginning in February 2005. In 2002, each of the Company's then serving independent directors (which were Messrs. Knowles, Riley and Smith) were granted 30,000 non-qualified stock options under the 2002 Non-Employee Director Stock Option Plan. These options vest in five annual increments of 6,000 beginning in February 2002. Vesting of the above-described options accelerate upon a change in control in accordance with the terms of the 2002 Non-Employee Director Stock Option Plan. These options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

EXECUTIVE OFFICERS

        Set forth below is a table identifying the executive officers of the Company other than Messrs. Cless and Kaplan. Information for Messrs. Cless and Kaplan is included in the section "Election of Directors."

Name	Age	Position
Veraje Anjargolian	59	Vice President and General Manager, Card Imaging Division
Michael T. Edicola	46	Vice President, Human Resources
Noel Elfant	44	Vice President and General Counsel
Hugh K. Gagnier	48	Senior Vice President, Operations, Bar Code Business Unit
John H. Kindsvater	62	Senior Vice President, Corporate Development
Todd R. Naughton	41	Vice President and Controller
Michael H. Terzich	42	Senior Vice President, Office of the CEO
Charles R. Whitchurch	57	Chief Financial Officer and Treasurer

        Veraje Anjargolian became Vice President and General Manager of the Company's Card Imaging Division in 2000. He joined Zebra in 1998, with the merger of Zebra and Eltron International, Inc., and served as Vice President of Card Printer Operations until appointment to his current position. Dr. Anjargolian joined Eltron in 1996 as general manager of the RJS division. Prior to joining Eltron, Dr. Anjargolian was a founding partner of Sara Electronics Corp., which developed PC communications and storage products. He was also associated with Rexon/WangDAT, Inc., where he managed the growth of new DAT tape drives and associated tape solution products, and with Wangtek, Inc., where he was responsible for the development and commercialization of several PC tape drives and associated controller cards. Educated in the U.K., Dr. Anjargolian received a BS degree from the University of Wales, a master's degree from the University of Manchester, and a Ph.D. from the University of London. He also completed coursework for an MBA at the London Polytechnic School of Management.

        Michael T. Edicola joined Zebra as Vice President of Human Resources in 1999. Mr. Edicola is responsible for developing and implementing global human resource strategies for the Company. From 1995 to 1999, Mr. Edicola was Vice President of Human Resources for the Rank Group PLC's Film and Entertainment Services business. Prior to that, from 1981 to 1995, he served in a number of senior human resource management positions of increasing responsibility with the General Electric Company, progressing to Divisional Human Resources Manager within both the Aircraft Engines and Power Generation business groups. Mr. Edicola received a BS in Industrial Relations from LeMoyne College and an MA in Human Resources from the University of Cincinnati.

        Noel Elfant is Vice President and General Counsel of Zebra and has served in that capacity since January 2003. From 2001 to 2003, he served as Associate General Counsel and Corporate Secretary of Philip Services Corporation, a company specializing in industrial engineering, environmental services and scrap metals. Prior to that, from 1990 to 2001, Mr. Elfant served in the Legal Department of Fortune Brands, Inc., a diversified consumer products company, most recently as Associate General Counsel. Mr. Elfant began his career in the real estate and corporate and securities departments of the Chicago-based national law firm of McDermott, Will & Emery. Mr. Elfant earned his JD degree in 1985 from Northwestern University School of Law and his BA degree in 1982 from the University of California, Los Angeles.

        Hugh K. Gagnier became Senior Vice President, Operations, of Zebra's Bar Code Business Unit in December 2003. Mr. Gagnier joined Zebra as the Vice President and General Manager for its Camarillo operations upon the Company's merger with Eltron International, Inc. in 1998. At Eltron, he was President from 1995 until Zebra's merger, and Executive Vice President and Chief Operating Officer from 1994 until he became President. From 1991 to 1993, Mr. Gagnier was Group President of Wangtek and WangDAT, Inc., manufacturers of tape drives for automated data back up. Prior to his position as Group President, Mr. Gagnier served as President of Wangtek in 1991, and as Vice President of Engineering from 1988 to 1991. Prior to his tenure at Wangtek, Mr. Gagnier spent three and one-half years at Peripheral Technology Corporation, a disk drive manufacturer, in various engineering management positions. Mr. Gagnier received a BS degree in Mechanical Engineering from the University of Southern California.

        John H. Kindsvater has served as Senior Vice President of Corporate Development since 2000, and is a 23-year veteran of Zebra. From 1996 until 1997 he was President of the Zebra Technologies VTI subsidiary. He became Vice President of Corporate Development in 1995. He was Vice President of Marketing and Sales, a position he held from 1981 until 1995. Mr. Kindsvater joined the Company in 1980 as Director of Sales. Prior to joining the Company, Mr. Kindsvater held management positions in corporate development, international operations, marketing and sales with various technology-based companies, including Quixote Corporation, A.B. Dick Company, Marsh Instrument Company and Jeppesen & Co. Mr. Kindsvater attended Purdue University and received his BS and MBA from the University of Denver.

        Todd R. Naughton has served as Vice President and Controller of Zebra since 2000. Mr. Naughton was Corporate Controller for Zebra since joining the Company in 1999. From 1998 to 1999, he was Vice President—Financial Shared Services for Moore Corporation Limited. Previously, Mr. Naughton was Vice President and Controller for UARCO Incorporated from 1996 to 1998. His previous positions included Director of Treasury, Manager of Financial Planning and Assistant Controller for Handy Andy Home Improvement Centers, Inc. (1988 to 1996), Assistant Controller and Manager of Financial Reporting of Uptown Federal Savings, FSB (1986 to 1988) and Staff Auditor, Ernst & Whinney (1984 to 1986). Mr. Naughton received a BS in accounting from the University of Illinois at Urbana-Champaign, and an MBA from the University of Chicago. He is a certified public accountant.

        Michael H. Terzich became Senior Vice President, Office of the CEO in December 2003. Mr. Terzich works with Zebra's Chairman and CEO in the development and execution of Zebra's Bar Code Business Unit's growth strategy and operating plans. He also provides direct leadership to the business unit's executive staff on a variety of key corporate initiatives. Since joining Zebra in 1992, Mr. Terzich has held a variety of progressive roles including vice president and general manager for tabletop and specialty printers; director of customer and technical services; director of printer product management; vice president of strategic projects/integration project director; and vice president of sales for North America, Latin America, and Asia Pacific. Prior to Zebra, he was the director of operations for a five-plant industrial video production and duplication company. Mr. Terzich earned his BS degree in marketing from the University of Illinois and an MBA from Loyola University of Chicago.

        Charles R. Whitchurch joined Zebra as Chief Financial Officer and Treasurer in 1991. Mr. Whitchurch also serves as a member of the board of directors, and is the designated financial expert and chairman of the audit committee, of SPSS, Inc. a Chicago-based provider of predictive analytic and statistical tools software. From 1981 until 1991, he served as Vice President, Finance, of Corcom, Inc., a technology company specializing in the control of radio frequency interference. Mr. Whitchurch previously held positions as Chief Financial Officer of Resinoid Engineering Corporation and as Corporate Services Officer with the Harris Bank in Chicago. Mr. Whitchurch earned a BA in Economics (Phi Beta Kappa) from Beloit College and an MBA from Stanford University in 1973.

        The Board of Directors elects officers to serve at the discretion of the Board. There are no family relationships among any of the directors or officers of the Company.

        Section 16(a) Beneficial Ownership Reporting Compliance—Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC and The NASDAQ Stock Market. Based solely on a review of the forms it has received, the Company believes that except as follows, during the year ended December 31, 2003, all of its officers, directors and 10% beneficial owners made required Section 16(a) filings on a timely basis: John H. Kindsvater filed one Form 4, which reported three transactions, on an untimely basis, and Michael T. Edicola filed one Form 4, which reported seven transactions, on an untimely basis.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS

        The following table presents, as of March 24, 2004, certain information with respect to the beneficial ownership of the Company's Common Stock by (1) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (2) each director of the Company, (3) each of the Named Officers and (4) all directors and executive officers of the Company as a group.

	Class A Common Stock
Name and Address	Number		% of Shares
Edward L. Kaplan	955,458	(2)	2.0
Carol K. Kaplan(1)	955,458	(3)	2.0
Gerhard Cless	1,852,163	(4)	3.9
Ruth I. Cless(1)	1,852,163	(5)	3.9
Christopher G. Knowles	21,000	(6)	*
Ross W. Manire	9,355	(7)	*
Robert J. Potter	10,105	(8)	*
Michael A. Smith	44,900	(9)	*
John W. Paxton	—		*
Hugh K. Gagnier	41,549	(10)	*
Charles R. Whitchurch	51,083	(11)	*
Veraje Anjargolian	15,375	(12)	*
Michael T. Edicola	9,175	(13)	*
Neuberger Berman, Inc.	4,334,078	(14)	9.1
Kayne Anderson Rudnick Investment Management, LLC	2,431,673	(15)	5.1
All Executive Officers and Directors as a group (15 persons)	3,046,785		6.4

*
Less than one percent.

(1)
The address of this stockholder is c/o Zebra Technologies Corporation, 333 Corporate Woods Parkway, Vernon Hills, Illinois 60061.

(2)
Includes 402,582 shares held of record or beneficially by Mr. Kaplan's wife, Carol, which may be deemed to be beneficially owned by Mr. Kaplan.

(3)
Includes 552,876 shares held of record or beneficially by Mr. Kaplan, of which Mrs. Kaplan disclaims beneficial ownership.

(4)
Includes 10,000 shares held by a foundation of which each of Mr. Cless and Mrs. Cless are one of six directors, and 919,131 shares held of record or beneficially by Mr. Cless' wife, Ruth, which may be deemed to be beneficially owned by Mr. Cless.

(5)
Represents 559,519 shares held by Grantor Retained Annuity Trusts of which Mr. Cless is the beneficiary and Mrs. Cless is the trustee; 10,000 shares held by a foundation of which each of Mr. Cless and Mrs. Cless are one of six directors; 44,258 shares held by an irrevocable trust of which Mrs. Cless is the trustee, and includes 923,032 shares held of record or beneficially by Mr. Cless, of which Mrs. Cless disclaims beneficial ownership.

(6)
Represents 21,000 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(7)
Represents 9,355 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(8)
Includes 9,355 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(9)
Includes 40,500 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(10)
Represents 41,549 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(11)
Includes 49,389 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(12)
Includes 9,112 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(13)
Represents 15,375 shares of Class A Common Stock issuable within 60 days upon exercise of options.

(14)
As reported on a Schedule 13G filed by Neuberger Berman, Inc. on February 9, 2004. According to such 13G, Neuberger Berman, Inc. has sole voting power with respect to 179,380 of these shares, shared voting power with respect to 3,298,320 of these shares, and shared dispositive power with respect to all 4,334,078 of these shares. The address of this stockholder is 605 Third Avenue, New York, New York 10158.

(15)
As reported on a Schedule 13G filed by Kayne Anderson Rudnick Investment Management LLC on February 10, 2004. According to such 13G, Kayne Anderson Rudnick Investment Management LLC has shared voting power and shared dispositive power with respect to all 2,431,673 of these shares. The address of this stockholder is 1800 Avenue of the Stars, Second Floor, Los Angeles, California 90067.

STOCK PERFORMANCE GRAPH

        The graph depicted below compares the cumulative annual change since December 31, 1998, of the total stockholder return on Zebra Technologies Corporation Class A Common Stock with the cumulative total return on the following published indices: (i) the Media General (MG) Industry Group 815 (Computer Peripherals) Index (the "MG Group Index")(1) and (ii) the NASDAQ Composite Market Index, during the same period. This comparison assumes that $100 was invested in each of the Company's Class A Common Stock, the stocks comprising the MG Group Index, and the stocks comprising the NASDAQ Composite Market Index, on December 31, 1998, and assumes that all dividends were reinvested at the end of the month in which they were paid.

Comparison of Five-Year Cumulative Total Return
of Zebra Technologies Corporation, the MG Industry Group Index
and the NASDAQ Composite Market Index

	1998	1999	2000	2001	2002	2003
Zebra Technologies Corporation	$100.00	$203.48	$141.85	$193.08	$199.30	$346.28
MG Group Index	100.00	183.55	130.98	114.23	88.68	160.57
NASDAQ Composite Market Index	100.00	185.46	111.65	88.58	61.09	92.16

(1)
The MG Industry Group 815 (Computer Peripherals) Index is published by Media General Financial Services. The index is comprised of the following companies: Astro-Med Inc., Au Optronics Corp., Avistar Communications Corp., Avocent Corp., Bull Run Corp., Communication Intelligence Corp., Copytele Inc., Creative Technology Ltd., Csp Inc., Dotronix Inc., Emulex Corp., Extended Systems Inc., First Virtual Communications Inc., Foundry Networks Inc., Hauppauge Digital Inc., icad Inc., IIS Intelligent Information Systems Ltd., Immersion Corp., InFocus Corp., Intelligent Systems Corp., Key Tronic Corp., Lexmark International Inc., McRae Industries Inc., Media 100 Inc., Megadata Corp., Metrologic Instruments Inc., Mitek Systems Inc., Mobility Electronics Inc., National Instruments Corp., Nice Systems, Nyfix Inc., Perfectdata Corp., Planar Systems Inc., Printronix Inc., PubliCARD Inc., RADVision Ltd., Rimage Corp., Scan-Optics Inc., SCM Microsystems, Sedona Corp., Sierra Wireless Inc., Sigma Designs Inc., and Stratasys Inc.

EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

        The following table provides information concerning the annual and long-term compensation for services in all capacities to the Company for the year ended December 31, 2003, and the two prior years for (1) the chief executive officer, (2) the four other executive officers of the Company as of December 31, 2003, who received the highest compensation (combined salary and bonus) in 2003, and (3) John W. Paxton, for whom disclosures would have been provided but for the fact that he was not serving as an executive officer as of December 31, 2003 (collectively, the "Named Officers").

Summary Compensation Table

						Long Term Compensation Awards
		Annual Compensation
								All Other Compensation ($)
Name and Principal Position	Year	Salary ($)		Bonus ($)		Securities Underlying Options (#)
Edward L. Kaplan Chairman and Chief Executive Officer	2003 2002 2001	$625,199 571,021 533,500		$296,848 346,672 0		— — —		$17,975 20,250 20,255	(3)
John W. Paxton President, Bar Code Business Unit(1)	2003 2002 2001	$523,848 405,769 —	(2)	$240,000 243,461 —	(2)	22,500 150,000 —	(2)	$1,538 45,194 —	(4) (2)
Hugh K. Gagnier Senior Vice President, Operations, Bar Code Business Unit	2003 2002 2001	$275,000 267,077 241,405		$160,900 138,880 29,959		19,500 37,500 7,500		$10,929 12,584 9,417	(5)
Charles R. Whitchurch Chief Financial Officer and Treasurer	2003 2002 2001	$246,436 236,993 233,746		$58,903 35,700 0		10,500 37,500 7,500		$12,427 10,253 9,806	(6)
Veraje Anjargolian Vice President and General Manager, Card Imaging Division	2003 2002 2001	$209,966 196,766 206,365		$78,107 69,158 40,944		19,500 26,250 7,500		$8,212 9,438 10,948	(7)
Michael T. Edicola Vice President, Human Resources	2003 2002 2001	$224,683 211,276 198,238		$53,924 63,383 8,866		9,000 37,500 6,000		$11,067 8,891 7,962	(8)

(1)
Mr. Paxton retired as President of the Company's Bar Code Business Unit in December 2003.

(2)
Mr. Paxton became an employee of the Company as President of the Bar Code Business Unit on February 22, 2002.

(3)
Consisting of matching 401(k) contributions of $5,500, profit sharing plan payments of $4,878, disability insurance of $6,766, and life insurance of $831.

(4)
Consisting of life insurance of $1,538.

(5)
Consisting of matching 401(k) contributions of $6,000, profit sharing plan payments of $4,878, disability insurance of $1,007, and life insurance of $542.

(6)
Consisting of matching 401(k) contributions of $6,000, profit sharing plan payments of $4,878, and life insurance of $189.

(7)
Consisting of matching 401(k) contributions of $3,698, profit sharing plan payments of $4,878, and life insurance of $189.

(8)
Consisting of matching 401(k) contributions of $2,818, profit sharing plan payments of $4,878, and life insurance of $516.

Options Granted in Last Fiscal Year

	Individual Grants						Potential Realizable
							Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year
				Exercise or Base Price ($/Sh)
					Expiration Date
Name							5% ($)	10% ($)
Edward L. Kaplan	—		—	—	—		—	—
John W. Paxton	22,500	(1)	4.21	37.84	12/12/03	(2)	535,441	1,356,912
Hugh K. Gagnier	19,500	(1)	3.65	37.84	2/11/13		464,049	1,175,991
Charles R. Whitchurch	10,500	(1)	1.97	37.84	2/11/13		249,872	633,226
Veraje Anjargolian	19,500	(1)	3.65	37.84	2/11/13		464,049	1,175,991
Michael T. Edicola	9,000	(1)	1.69	37.84	2/11/13		214,176	542,765

(1)
Non-qualified options granted under the Company's 1997 Stock Option Plan at an exercise price equal to the closing market price on the date of grant. Such options are exercisable as follows: 15% on the first anniversary date in February 2004, 17.5% on the second anniversary date in February 2005, 20% on the third anniversary date in February 2006, 22.5% on the fourth anniversary date in February 2007, and 25% on the fifth anniversary date in February 2008, and vesting accelerates upon a change in control in accordance with the terms of the 1997 Option Plan. These options were granted at an exercise price equal to the fair market value of the Company's Common Stock at the date of grant.

(2)
Mr. Paxton's options expired upon his resignation as President of the Company's Bar Code Business Unit in December 2003.

(3)
The potential prices per share at expiration date and aggregate potential realizable values result from calculations assuming 5% and 10% growth rates in share price as prescribed by the SEC and are not intended to forecast future price appreciation of Class A Common Stock of the Company nor the actual value that the Named Officers will realize. Named Officers will realize the indicated values only if the price of the Company's Class A Common Stock appreciates by the hypothetical annual percentage increases indicated.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)	Value of Unexercised In-the-Money Options at Fiscal Year-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable(1)
Edward L. Kaplan	—	—	0/0	0/0
John W. Paxton	22,500	242,775	0/0	0/0
Hugh K. Gagnier	31,500	965,403	38,062/70,688	1,373,679/2,206,177
Charles R. Whitchurch	32,200	918,129	22,362/53,438	982,128/1,871,542
Veraje Anjargolian	15,824	256,863	0/57,001	0/1,842,679
Michael T. Edicola	14,325	458,933	0/52,425	0/1,763,674

(1)
The value per option is calculated by subtracting the exercise price from $66.37, which was the closing price of the Company's Common Stock on December 31, 2003.

  Employment Arrangements

        The Company entered into a letter agreement with John W. Paxton on February 17, 2002. Mr. Paxton retired as President of the Company's Bar Code Business Unit on December 12, 2003. Pursuant to the letter agreement, he is entitled to a maximum of twelve months of his previous $500,000 base salary, with payments terminating upon the acceptance of alternate employment. If Mr. Paxton continues his health insurance coverage in accordance with the COBRA provisions of federal law, the Company will pay the difference between the Company's current employee contribution rate and the published COBRA premium rate during the period in which he is receiving the salary continuation payments described above. At the time he was employed, he was granted an option to purchase 150,000 shares of the Company's Common Stock pursuant to the 1997 Stock Option Plan. His remaining options expired upon Mr. Paxton's resignation.

        The Company entered into a letter agreement with Michael T. Edicola whereby, upon termination of his employment other than for cause, Mr. Edicola would continue to receive his base salary until the earlier of his acceptance of other employment or the end of the six-month period beginning on the termination date. He would also be entitled to outplacement assistance.

        In connection with Zebra's merger with Mr. Gagnier's predecessor employer, Eltron International, Inc., the Company entered into an Employment Agreement with Mr. Gagnier on July 9, 1998. Unless terminated, this Employment Agreement automatically renews on December 31st of each year for a one-year period. Mr. Gagnier is entitled to a minimum base salary of $180,000 per year. If his employment is terminated without cause, he would be entitled to a one-year continuation of his base salary at the time of termination. During such period, he would also be entitled to certain medical and life insurance benefits. In the event of a change in control of Zebra, Mr. Gagnier may terminate his Employment Agreement within one year after such event and receive a lump sum severance payment equal to one year of his base salary at the time of termination.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information related to the Company's equity compensation plans as of December 31, 2003.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)	(c)
Equity Compensation Plans Approved by Security Holders	2,108,616	(1)	$32.41	2,603,218	(2)
Equity Compensation Plans Not Approved by Security Holders	—		—	—

Total	2,108,616		$32.41	2,010,004

(1)
Includes shares issuable pursuant to outstanding options under the Company's 1997 Stock Option Plan, 1997 Non-Employee Director Stock Option Plan, and 2002 Non-Employee Director Stock Option Plan.

(2)
Includes total number of authorized, but unissued, shares of the Company's Class A Common Stock that are available for issuance under the Company's 1997 Stock Option Plan, 2002 Non-Employee Director Stock Option Plan, and the 2001 Stock Purchase Plan.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The Compensation Committee of Zebra's Board of Directors was established in 2003, and is comprised of two directors: Mr. Knowles, Chair, and Dr. Potter, each of whom is independent under current listing requirements of The NASDAQ Stock Market. The Compensation Committee establishes compensation policies and programs for the Company's executive officers. It operates under a written charter adopted by the Board. Prior to the establishment of the Compensation Committee, Mr. Kaplan determined the compensation for the executive officers, and the independent directors of the Board determined Mr. Kaplan's compensation.

        Compensation Elements—For 2003, the primary components of the Company's executive officer annual compensation program were base salaries and cash bonuses based on Company performance. Stock options also form a part of the compensation package for executive officers other than the Chief Executive Officer and the Executive Vice President.

        Base Salaries—Prior to the establishment of the Compensation Committee, compensation for the Company's executive officers, other than the Chief Executive Officer, was determined by Mr. Kaplan based on the relative performance and responsibilities of each executive officer as well as various technology industry salary surveys. He targeted salaries at levels competitive to those provided to executives with similar responsibilities in businesses that he viewed as comparable to the Company. After the Compensation Committee was established, it reviewed the foregoing criteria and approved salary adjustments for certain executive officers.

        Mr. Kaplan's 2003 annual base salary, which was reviewed and approved by the Committee, was based upon the Committee's evaluation of Mr. Kaplan's contributions to the Company and his importance to its continued growth. In approving Mr. Kaplan's 2003 annual base salary, the Committee also reviewed (i) survey data showing base salaries for chief executive officers in the technology sector in similarly sized companies, and those in similarly sized companies in the Chicago area, and (ii) the performance of the Company during 2002. Mr. Kaplan was not present during any discussions involving his compensation.

        Bonus—Executive bonuses for 2003 were designed to reward management for achieving or exceeding goals for Company performance, and in certain situations, the performance goals for a particular business unit.

        Mr. Kaplan and each of the Company's other executive officers participated in the Company's 2003 Management Bonus Plan (the "Bonus Plan"). The Committee approved bonus payouts under the Bonus Plan for 2003. Each executive officer participated in one of three bonus programs. The first program provides for bonuses based on 2003 Company financial performance criteria, operating profit growth and revenue growth ("Company Criteria"). The second program, for executive officers who have primary responsibilities within a particular business unit, provides for bonuses based on Company Criteria plus 2003 business unit financial performance criteria, business unit operating profit growth and business unit revenue growth. The third program provides for bonuses based on Company Criteria plus personal objectives. Such bonuses were determined as a percentage of an executive officer's actual annual base salary. Generally, a target bonus under the Bonus Plan is determined for each executive ranging from 25% to 60% of base salary, depending upon relative position within the Company. For 2003, actual bonuses for executive officers ranged from 16.6% to 53.6% of their base salaries.

        Stock Options—The Company awards stock options under its stockholder-approved 1997 Stock Option Plan to executive officers to provide competitive compensation packages. The Company also believes it is important that all of its key executive officers have a meaningful equity stake in the Company so that they have an incentive to create stockholder value over a long-term investment horizon. Accordingly, options generally vest over five years on the anniversary date of the grant. The options granted to executive officers in 2003 were approved by the Board of Directors.

        Compliance With Section 162(m)—The Board of Directors currently intends for all compensation paid to the Named Officers to be tax deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). Section 162(m) provides that compensation paid to the Named Officers in excess of $1,000,000 cannot be deducted by the Company for federal income tax purposes unless, in general, such compensation is performance based, is established by an independent committee of directors, is objective and the plan or agreement providing for such performance based compensation has been approved in advance by the Company's stockholders. In the future, however, if in the judgment of the Board, the benefits to the Company of a compensation program that does not satisfy the arbitrary and inflexible conditions of Section 162(m) outweigh the costs to the Company of the failure to satisfy these conditions, the Board may adopt such a program.

                      Compensation Committee
                      Christopher G. Knowles, Chair
                      Robert J. Potter

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

        Only independent directors served on the Compensation Committee during 2003. Christopher Knowles has been the Chair of the Compensation Committee since its inception on April 16, 2003. Dr. Robert Potter joined the Compensation Committee in July 2003 when he became a director. No inside directors served on the Compensation Committee in 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In May 1989, the Company entered into a lease agreement for its Vernon Hills, Illinois facility and certain machinery, equipment, furniture and fixtures with Unique Building Corporation ("Unique"), a corporation owned by Messrs. Kaplan and Cless and Stewart Shiman (a former executive officer of the Company). Since its commencement date, the lease has been amended to cover expansions of the facility. The lease was amended, effective July 1999, to include space that was added in 1999. The portion of the lease agreement under which the Company leased machinery, equipment, furniture, and fixtures expired in 2003.

        The lease is treated as an operating lease and has a term ending on June 30, 2014. Base monthly rental payments were $173,731 from January 1, 2003 through March 1, 2003. These payments increased to $185,946 on April 1, 2003, and will extend through June 1, 2004. They will increase to $194,702 from July 1, 2004 through March 1, 2008; $199,486 from April 1, 2008 through June 1, 2009; and $229,409 from July 1, 2009 through June 1, 2014.

        The lease agreement includes a modification to the base monthly rental, which goes into effect if the prescribed rent payment is less than the aggregate principal and interest payments required to be made by Unique under certain industrial revenue bonds. The industrial revenue bonds are supported by a Letter of Credit issued by American National Bank. The Company guaranteed $700,000 of Unique's obligation to such bank under its agreement relating to the Letter of Credit.

PROPOSAL 2

APPROVAL OF THE AMENDMENT TO THE
CERTIFICATE OF INCORPORATION TO INCREASE THE
NUMBER OF AUTHORIZED CLASS A SHARES OF COMMON
STOCK TO 150,000,000

        The Board of Directors unanimously adopted a resolution proposing an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock to 150,000,000.

GENERAL

        Article Fourth of the Company's Certificate of Incorporation currently provides that the total number of shares of capital stock of all classes which the Corporation shall have authority to issue is 88,358,189 shares, divided as follows: (i) 78,358,189 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and (ii)10,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). (On July 1, 2003, all of the Company's remaining Class B Common Stock ("Class B Common Stock") converted to Class A Common Stock and the authorized number of shares of Class A Common Stock automatically increased from 50,000,000 to 78,358,189).

PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION

        The complete text of the proposed amendment to the Certificate of Incorporation providing for the increase in the number of authorized shares of Class A Common Stock is attached as Exhibit A. Please read Exhibit A in its entirety.

PURPOSE AND EFFECT OF THE INCREASE OF THE AUTHORIZED NUMBER OF
SHARES OF CLASS A COMMON STOCK TO 150,000,000

        The proposed amendment would increase the number of shares of Class A Common Stock the Company is authorized to issue from 78,358,189 to 150,000,000. The additional 71,641,811 shares would be part of the existing class of Class A Common Stock and, if and when issued, would have the same rights and privileges as the shares of Class A Common Stock currently issued and outstanding. The Board of Directors believes it is desirable to increase the number of shares of Class A Common Stock the Company is authorized to issue to provide the Company with adequate flexibility to issue Class A Common Stock for other corporate purposes which may be identified in the future. These purposes include the ability to effect stock splits, to raise equity capital, to make acquisitions through the use of stock, to establish strategic relationships with other companies and to adopt additional employee benefit plans or reserve additional shares for issuance under existing plans. The Company has no present plan, agreement or understanding with respect to the issuance of shares of Class A Common Stock out of the additional shares that are to be authorized pursuant to the proposed amendment.

        The Board of Directors believes that the proposed increase in the number of authorized shares of Class A Common Stock will make available sufficient shares for use should the Company decide to use its shares for one or more of such previously mentioned purposes or otherwise. No additional action or authorization by the Company's stockholders would be necessary prior to the issuance of such additional shares, unless required by applicable law or the rules of any stock exchange or national securities association trading system on which the Class A Common Stock is then listed or quoted.

        Under the Company's Certificate of Incorporation, the Company's stockholders do not have preemptive rights with respect to the Class A Common Stock. Thus, should the Board of Directors elect to issue additional shares of Class A Common Stock, existing stockholders would not have any preferential rights to purchase such shares. In addition, if the Board of Directors elects to issue additional shares of Class A Common Stock, such issuance could have a dilutive effect on earnings per share, voting power and share holdings of current stockholders.

        The proposed amendment to increase the authorized number of shares of Class A Common Stock could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the proposal. For example, in the event of a hostile attempt to take over control of the Company, it may be possible for the Company to try to hinder the attempt by issuing shares of Class A Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost to acquire control of the Company. The proposed amendment, therefore, may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempt, the proposed amendment may limit the opportunity for the Company's stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The proposed amendment may have the effect of permitting the Company's current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company's business. The Board of Directors, however, is not aware of any attempt to take control of the Company. Moreover, the Board of Directors has not presented this proposal with the intent that it be used as a type of anti-takeover device.

        The affirmative vote of the holders of a majority of the shares of Class A Common Stock outstanding on the Record Date and entitled to vote at the Annual Meeting is required to approve the proposed amendment to the Company's Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes. If the stockholders do not approve the amendment, the Company's Certificate of Incorporation, which currently authorizes the issuance of up to 78,358,189 shares of Class A Common Stock, will continue in effect.

RELATIONSHIP OF THE PROPOSED AMENDMENT TO THE
COMPANY'S CERTIFICATE OF INCORPORATION
WITH BY-LAWS, ANTI-TAKEOVER EFFECTS,
THE NASDAQ STOCK MARKET RULES AND
THE COMPANY'S RIGHTS AGREEMENT

  Certificate of Incorporation

        Authorized Shares Available For Future Issuances.    The Certificate of Incorporation contains provisions that could be viewed as having an anti-takeover effect. The Certificate of Incorporation currently authorizes the issuance of 78,358,189 shares of Class A Common Stock and 10,000,000 shares of Preferred Stock. The Company could (within the limits imposed by applicable law and The NASDAQ Stock Market Rules) issue the authorized and available Class A Common Stock and Preferred Stock, without further stockholder approval. The Board of Directors has discretion to establish, without stockholder approval, the terms, rights and preferences of any future issuances of Preferred Stock. Any issuance of additional shares could be used to discourage a change in control of the Company. For example, the Company could privately place shares with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. All of these provisions have been in place since the Company's initial public offering, except that the Company's authorized Class A Common Stock was increased to 50,000,000 shares in June 1997, and to 78,358,189 shares as a consequence of the conversion of Class B Common Stock to Class A Common Stock on July 1, 2003. The Company had, from the time of its initial public offering until July 1, 2003, Class B Common Stock, which gave its holders 10 votes for each share held and the right to cast a majority of the vote of the Common Stock. By its conversion, the Class B Common Stock was eliminated. In addition, shares of Class A Common Stock and Preferred Stock may be issued in the event that Rights issued in connection with the Company's Rights Agreement described below are exercised.

        Special Meetings, Consent Action and Other Amendments.    Article FIFTH of the Certificate of Incorporation provides that a special meeting of stockholders may be called (i) by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors, or (ii) by stockholders representing at least 66 2/3% of the Company's voting power. Under Article FIFTH, stockholder action by written consent also requires a 66 2/3% supermajority vote. Under Article SIXTH, the By-laws may be amended by the Board of Directors or by a 66 2/3% supermajority vote of the holders of the Company's outstanding Class A Common Stock. The affirmative vote of the holders of shares representing 66 2/3% of the voting power of the Company's Class A Common Stock is also required to amend these provisions of the Certificate of Incorporation. Thus, proposals for stockholder action, such as a proposed amendment to the By-laws of the Company or a proposal for the removal of directors or election of new directors, are more likely to be entertained at an annual meeting of the Company's stockholders than at a special meeting. Further, a proxy contest initiated by a potential acquiror is more likely to occur in connection with an annual meeting of stockholders than a special meeting. Further, stockholder action by written consent is more difficult because of the supermajority-voting requirement. All of these provisions have been in place since the Company's initial public offering.

        Classified Board of Directors.    At the Company's 2002 Annual Meeting, Zebra's stockholders approved an amendment to the Certificate of Incorporation that added a new Article ELEVENTH. This Article classified the Board of Directors into three classes, as nearly equal in number as possible, with one class being elected each year to serve a staggered three-year term. Article ELEVENTH also provides that a director elected by the Board of Directors to fill a vacancy holds office until the next election of the class for which such director has been chosen, and until that director's successor has been elected and qualified, or until earlier death, resignation, retirement or removal. Prior to the expiration of a director's three-year term, the stockholders can remove a director for cause, but not in other circumstances. Unless a director is removed or resigns, three annual elections are needed to replace all of the directors on the Board of Directors. The affirmative vote of the holders of shares representing 66 2/3% of the voting power of the Company's Class A Common Stock is required to amend Article ELEVENTH of the Certificate of Incorporation. The classified Board has the effect of increasing the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the Board of Directors, even if the takeover bidder were to acquire a majority of the voting power of the Company's outstanding Class A Common Stock. Therefore, the classified Board could discourage certain takeover attempts, perhaps including some takeovers that stockholders may feel would be in their best interests.

  By-Laws

        The By-Laws may be considered to contain anti-takeover provisions, as they (i) impose advance notice requirements for stockholder nominations to the Board of Directors and stockholder proposals, (ii) allow the Board of Directors to designate the annual meeting date without restriction, and (iii) allow the Board of Directors to dictate the conduct of stockholder meetings. These By-Laws provisions could enable the Company to delay undesirable stockholder actions to give the Company necessary time and information to adequately respond.

  The NASDAQ Stock Market Rules

        The NASDAQ Stock Market Rules do not contain any limitation on the adoption of proposals with respect to increasing the number of authorized shares of Class A Common Stock.

  Stockholders Rights Agreement

        On March 13, 2002, the Board of Directors adopted a stockholder rights agreement (the "Rights Agreement") pursuant to which the Company declared a dividend of one Class A Right (a "Class A

Right") for each outstanding share of Class A Common Stock and one Class B Right for each outstanding share of Class B Common Stock of the Company (as a consequence of the conversion of Class B Common Stock to Class A Common Stock, the authorized number of shares of Class A Common Stock automatically increased, and the then outstanding Class B Rights were converted to an equal number of Class A Rights). The dividend was payable on March 15, 2002 (the "2002 Record Date") to the stockholders of record on that date. Each Class A Right entitles the registered holder to purchase from the Company after the Distribution Date (as defined below) one ten-thousandth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Shares"), of the Company at a price of $300.00 per one ten-thousandth of a Class A Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Class A Rights are set forth in the Rights Agreement dated March 14, 2002, between the Company and Mellon Investor Services LLC, as Rights Agent (the "Rights Agent"), a copy of which has been filed with the Securities and Exchange Commission as an exhibit to a registration statement on Form 8-A and current report on Form 8-K.

        Until the earlier of (1) the close of business on the tenth day after the first public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of Class A Common Stock equal to or greater than 15% or more of the then-outstanding Class A Common Stock (an "Acquiring Person"), or (2) the close of business on the tenth day (or such later date as may be determined by action of the Company's Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership of such person or group of Class A Common Stock equal to or greater than 15% of such outstanding Class A Common Stock (the earlier of such dates being called the "Distribution Date"), the Class A Rights will be evidenced by the Class A Common Stock certificates, will be transferable only by the transfer of the Class A Common Stock associated with such Rights and any transfer of the Class A Common Stock (including a transfer to the Company) will constitute a transfer of the Class A Rights. Until the Distribution Date (or earlier redemption or expiration of the Class A Rights), new Class A Common Stock certificates issued after the 2002 Record Date, upon transfer or new issuance of Class A Common Stock, will contain a legend incorporating the Rights Agreement by reference. Notwithstanding the foregoing, none of Gerhard Cless, Edward L. Kaplan or certain of their relatives or related entities shall be deemed an Acquiring Person. As described below, after a person or group becomes an Acquiring Person, the Class A Rights may not be redeemed or amended.

        As soon as practicable following the Distribution Date, separate certificates evidencing the Class A Rights ("Rights Certificates") will be mailed to holders of record of the Class A Common Stock as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Class A Rights. Each Class A Right is exercisable for one ten-thousandth of a Series A Preferred Share at the then-current Purchase Price at any time after the Distribution Date. The Class A Rights will expire on March 14, 2012 (the "Final Expiration Date"), unless the Final Expiration Date is extended or the Company redeems the Class A Rights earlier, in each case, as described below.

        If a person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Class A Right (other than those described in the next sentence) will thereafter have the right to receive, upon exercise and instead of Preferred Shares, Class A Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price of the Right. All Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be void.

        At any time after a person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Class A Common Stock, the Board of Directors may exchange the Class A Rights (other than Rights owned by such person or group that have become void), in whole or in part, without any additional payment, for Class A Common Stock, as the case may be, at an exchange ratio of one share of Class A Common Stock (or of a share of a class or series of the Company's preferred shares having equivalent rights, preferences and privileges), per Right (subject to adjustment).

        At any time after the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such, if (i) the Company is the surviving corporation in a merger with any other company or entity, (ii) the Company is acquired in a merger or other business combination transaction, (iii) 50% or more of the Company's consolidated assets or earning power are sold, or (iv) an Acquiring Person engages in certain "self-dealing" transactions with the Company, each holder of a Right (other than those whose Rights have become void) will thereafter have the right to receive, upon the exercise thereof at the then-current Purchase Price of the Right, that number of shares of common stock of the surviving or acquiring company which at the time of such transaction will have a market value of two times the Purchase Price of such Right.

        At any time prior to a person or group becoming an Acquiring Person, the Board of Directors may redeem all, but not less than all, of the Class A Rights at a price of $.001 per Right (the "Redemption Price"). The redemption of the Class A Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Class A Rights, the right to exercise the Class A Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

        A committee of the Board comprised of the independent directors will review the Rights Plan at least every three years, and if a majority of the members of that committee deems it appropriate, the committee may recommend to the Board a modification or termination of Rights Plan.

        To cure any ambiguity or to make any other changes, the Company's Board of Directors may amend any of the provisions of the Class A Rights, which the Board deems necessary or desirable. After a person or group becomes an Acquiring Person, however, any such amendment must not adversely affect the interests of Rights holders (excluding the interests of any Acquiring Person).

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF PROPOSAL 2.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The Audit Committee of Zebra's Board of Directors is comprised of three directors, all of whom are independent under applicable listing requirements of The NASDAQ Stock Market. The Audit Committee operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are: Michael Smith, Chair, Christopher Knowles and Ross Manire. David Riley, who served on the Audit Committee, retired from the Board in June 2003 and was replaced by Mr. Manire.

        The Audit Committee received reports from and met and held discussions with management, the internal auditors and the independent accountants. It reviewed and discussed Zebra's audited financial statements with management. The Committee also discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61. The Audit Committee received the written disclosures and letter from the independent accountants required by Independence Standards Board Standard No. 1, and discussed with the independent accountants the independent accountants' independence.

        The Audit Committee recommended that the Board of Directors include the audited financial statements of the Company in Zebra's Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the SEC. This recommendation was based on the Audit Committee's discussion with management, internal auditors and Zebra's independent accountants, as well as the Committee's reliance on management's representation that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

                      Audit Committee
                      Michael Smith, Chair
                      Christopher Knowles
                      Ross Manire

  Fees of Independent Auditors

        KPMG LLP acts as the principal auditor for the Company and also provides certain audit-related, tax and permitted non-audit services. The Audit Committee's policy is to approve or pre-approve all audit, audit-related, tax and permitted non-audit services performed for the Company by its independent auditors in accordance with Section 10A(i) of the Securities Exchange Act of 1934, as amended, and the Securities and Exchange Commission's rules adopted thereunder. In 2003, the Audit Committee approved all engagements by KPMG on a specific project-by-project basis, including audit, audit-related, tax and permitted non-audit services. No services were rendered by KPMG LLP to the Company in 2003 pursuant to pre-approval policies or procedures of the Audit Committee or pursuant to approval by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

        The Company paid KPMG LLP the following fees for services provided for the years ended December 31, 2003 and 2002:

Fees	2003	2002
Audit Fees(1)	$447,788	$392,200
Audit-Related Fees(2)	20,000	15,000
Tax Fees(3)	430,450	556,900
All Other Fees	—	—

	$898,238	$964,100

(1)
Consists of fees for the audit of the Company's annual financial statements and reviews of the financial statements included in the quarterly reports on Form 10-Q.

(2)
For 2003, consists of fees for assistance with responses to comment letters from the SEC. For 2002, consists of fees for assurance and related services in connection with 401(k) plan audits.

(3)
For tax advice, tax planning, and tax compliance.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF AUDITORS

        The Audit Committee appointed KPMG LLP, independent certified public accountants, as auditors of the Company's financial statements for the fiscal year ending December 31, 2004. KPMG LLP has acted as the Company's auditors since July 1991.

        The Board has determined to give stockholders the opportunity to express their opinions on the matter of auditors for the Company, and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Audit Committee's appointment of KPMG LLP. If this proposal does not receive the affirmative vote of a majority of the votes cast affirmatively or negatively at the Annual Meeting, in person or by proxy, the Board of Directors will interpret this as an instruction to seek other auditors.

        The Company expects that representatives of KPMG LLP will be present at the Annual Meeting and be available to respond to questions. These representatives will be given an opportunity to make a statement if they would like to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF KPMG LLP AS AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

STOCKHOLDER PROPOSAL:

PROPOSAL 4

REQUESTING AN AMENDMENT TO THE CHARTER OF THE NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS TO INCLUDE LANGUAGE ON BOARD DIVERSITY

        Calvert Asset Management Company Inc., whose address is 4550 Montgomery Avenue, Bethesda, Maryland 20814, the holder of 300 shares of the Company's Class A Common Stock, has advised Zebra that it plans to present the following resolution at the Annual Meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Company accepts no responsibility, is set forth below.

  BE IT RESOLVED:

        That the Board of Directors or its Nominating Committee take reasonable steps to ensure that women and minority candidates are routinely sought as part of every board search the company undertakes. To institutionalize this, we request that the Board of Directors develop Charter language on diversity embodying Calvert's Model Language on Board Diversity.

  SUPPORTING STATEMENT:

        We believe that diversity is a critical attribute to a well-functioning board and an essential measure of good governance. We believe that in an increasingly complex global market place, the ability to draw on a wide range of viewpoints, backgrounds, skills, experience and expertise internally increases the likelihood of making the right decisions. We believe that board diversity that includes race, gender, culture, thought and geography helps ensure that different perspectives are brought to bear on issues. And we believe that boards that look more like the companies' workforces, customers, and communities can help dispel negative stereotypes and catalyze efforts to recruit, retain, and promote the best people, including women and minorities.

        In addition, a growing body of academic research shows that there is a significant positive relationship between the percentage of women or minorities on boards and firm value. This is a view strongly supported by many large institutional fund managers, who consider the diversity of a firm's board before investing. In fact, diversity is a growing focal point for social investors, who now account for one in eight dollars invested. Increasingly, all-white, all-male boards are viewed negatively by many institutional investors including The Teachers Insurance and Annuity Association and College Retirement Equities Fund (TIAA-CREF) and The State of Connecticut Retirement Plans. TIAA-CREF has issued a set of corporate governance guidelines which include a call for "diversity of directors by experience, sex and race." Connecticut State Treasurer Denise L. Nappier, principal fiduciary of the Connecticut Retirement Plans and Trust Fund, has affirmed that "stockholder value and corporate bottom lines are enhanced by an independent and diverse board." In September 2003, the National Association of State Treasurers signaled their agreement on this issue by passing a resolution on corporate governance that incorporated aspects of Calvert's Model Charter language.

        We believe that the Board of Directors or its Nominating Committee should be explicitly required to disclose whether and through what process it takes diversity (including race and gender) into account in selecting board nominees.

THE POSITION OF THE BOARD OF DIRECTORS WITH RESPECT TO PROPOSAL 4:

        Zebra is committed to racial and gender diversity throughout the Company and has adopted employment policies regarding this commitment. The Nominating Committee will always search for the most qualified candidates, regardless of race, gender or other classification, with the background, experience, knowledge, and skills required to oversee the operations of a corporation as large and as complex as Zebra. The criteria for any search would include the Company's policy not to discriminate on the basis of race, gender or ethnicity and that the Board is supportive of any qualified candidate who would also provide the Board with more diversity. While Zebra supports certain of the principles underlying this stockholder proposal, the Company believes it is important to balance many considerations, including diversity, in the nomination of director candidates and that this proposal would, if adopted, interfere with the Company's pursuit of such balance, to the detriment of Zebra without necessarily providing a benefit to its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE APPROVAL OF PROPOSAL 4.

OTHER MATTERS

        Solicitation—The cost of this proxy solicitation will be borne by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies by telephone, facsimile, e-mail or other forms of communication, without special compensation for such activities. The Company will also request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at the Company's expense. The Company will reimburse such banks, brokers, fiduciaries, custodians, nominees and other record holders for their reasonable out-of-pocket expenses of solicitation. The Company does not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation for an election of directors in the absence of a contest.

        Proposals of Stockholders—Under SEC Rule 14a-8, stockholder proposals for the annual meeting of stockholders to be held in 2005 will not be included in the Proxy Statement for that meeting unless the proposal is proper for inclusion in the Proxy Statement and for consideration at the next annual meeting of stockholders, and is received by the Secretary of the Company at the Company's executive offices, which are located at 333 Corporate Woods Parkway, Vernon Hills, Illinois 60061, no later than December [    ], 2004, which is 120 days before the anniversary date of the release of this proxy statement to Stockholders. Stockholders must also follow the other procedures prescribed in SEC Rule 14a-8 under the Exchange Act, as well as the Company's By-Laws, which contain requirements that are separate and apart from the SEC requirements of Rule 14a-8. The Company's By-Laws provide that stockholders desiring to bring business before the 2004 Annual Meeting, including nomination of a person for election to the Company's Board of Directors, must provide written notice to the Company's Secretary at the Company's executive offices no earlier than 75 days before, and no later than 45 days before, the one year anniversary of the mailing of this Proxy Statement. The written notice must include the information required by Section 2.4 of the By-Laws.

        Other Business—The Board of Directors is not aware of any matters to be presented at the Annual Meeting other than those enumerated in the Company's Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the meeting, however, it is intended that the persons named in the proxy will vote as directed by the Board of Directors.

        Annual Report to Stockholders—The Company's Annual Report to Stockholders for the year ended December 31, 2003, containing financial and other information pertaining to the Company, is being furnished to stockholders simultaneously with this Proxy Statement.

        Annual Report on Form 10-K—The Company will furnish without charge to any stockholder as of the record date a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the SEC. Requests for such materials should be made in writing and directed to Zebra Technologies Corporation, 333 Corporate Woods Parkway, Vernon Hills, Illinois 60061, Attention: Charles R. Whitchurch.

                      By Order of the Board of Directors

                      Gerhard Cless
                       Secretary

EXHIBIT A

FORM OF CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
ZEBRA TECHNOLOGIES CORPORATION

        ZEBRA TECHNOLOGIES CORPORATION (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Act"), DOES HEREBY CERTIFY THAT:

  1.
  In accordance with the provisions of Section 242 of the Act, and the Certificate of Incorporation of the Corporation, as amended (the "Certificate of Incorporation"), an amendment to the Certificate of Incorporation has been duly adopted by the Board of Directors acting at a duly convened meeting and approved by the requisite votes of the stockholders of the Corporation entitled to vote thereon voting at a duly convened meeting.

  2.
  Said amendment amends the Certificate of Incorporation by deleting the first sentence of Article FOURTH in its entirety and replacing it with the following sentence:

"FOURTH: The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is 160,000,000 shares, which shall be divided as follows: (i) 150,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and (ii) 10,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). "Common Stock", when used herein, shall mean the Class A Common Stock."

[Signature Page Follows.]

        IN WITNESS WHEREOF, ZEBRA TECHNOLOGIES CORPORATION has caused this

        Certificate of Amendment to be executed this            day of June, 2004.

ZEBRA TECHNOLOGIES CORPORATION
By:	Edward L. Kaplan Chairman and Chief Executive Officer

[MAP]

The Board of Directors recommends a vote "FOR" Proposals 1, 2 and 3, and a vote "AGAINST" Proposal 4

Please Mark Here for Address Change or Comments
SEE REVERSE SIDE

		FOR ALL	WITHHELD FOR ALL	FOR ALL EXCEPT			FOR	AGAINST	ABSTAIN
1.	Election of Directors:	☐	☐	☐	2.	Proposal to amend the Certificate of Incorporation
01-Gerhard Cless 02-Michael A. Smith
							☐	☐	☐
							FOR	AGAINST	ABSTAIN
(Except nominee written above (Instructions: To withhold authority to vote for an indicated nominee, write the number of the nominee on the line above)					3.	Proposal to ratify KPMG LLP as Independent Auditors	☐	☐	☐
							FOR	AGAINST	ABSTAIN
					4.	Stockholder proposal regarding the Charter of the Nominating Committee	☐	☐	☐

To vote and otherwise represent the undersigned on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the Proxy holder.

This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of the Company prior to the meeting or by filing with the Secretary of the Company prior to the meeting a later?dated proxy. If the undersigned is present and wants to vote in person at the Annual Meeting, or at any adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of the Company called for June 3, 2004 and the Proxy Statement for the Annual Meeting prior to the signing of this proxy.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If this Proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "for" each of the nominees for director, "for" the proposal to amend the Certificate of Incorporation and ratify KPMG LLP as the auditors, "against" the stockholder's proposal regarding the Charter of the Nominating Committee, and in the discretion of the Proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

Signature(s)	Date

        NOTE: Please sign exactly as name appears above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee, guardian or in another representative capacity, please give your full title. If a corporation or partnership, please sign in the name of the corporation or partnership by an authorized officer or person.

Please sign, date and return this proxy card promptly using the enclosed envelope.

/\    FOLD AND DETACH HERE    /\

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet	Telephone	Mail
http://www.eproxy.com/zbra	1-800-435-6710

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR
		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,

you do NOT need to mail back your proxy card.

ZEBRA TECHNOLOGIES CORPORATION

Revocable Proxy

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ZEBRA TECHNOLOGIES CORPORATION FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2004, AND AT ANY ADJOURNMENT THEREOF.

        The undersigned stockholder of Zebra Technologies Corporation, a Delaware corporation (the "Company"), hereby appoints Edward L. Kaplan, Gerhard Cless, and Noel Elfant as proxies for the undersigned, and each of them, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders to be held at the Hilton Northbrook, 2855 N. Milwaukee Avenue, Northbrook, Illinois, on Thursday, June 3, 2004, at 10:30 a.m., Central time, or any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)

/\ FOLD AND DETACH HERE /\

QuickLinks

PROPOSAL 1 ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
STOCK PERFORMANCE GRAPH
EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2 APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED CLASS A SHARES OF COMMON STOCK TO 150,000,000
GENERAL
PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION
PURPOSE AND EFFECT OF THE INCREASE OF THE AUTHORIZED NUMBER OF SHARES OF CLASS A COMMON STOCK TO 150,000,000
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
PROPOSAL 3 RATIFICATION OF APPOINTMENT OF AUDITORS
STOCKHOLDER PROPOSAL: PROPOSAL 4
THE POSITION OF THE BOARD OF DIRECTORS WITH RESPECT TO PROPOSAL 4
OTHER MATTERS
FORM OF CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF ZEBRA TECHNOLOGIES CORPORATION